Illumina Reports Financial Results for Second Quarter of Fiscal Year 2013

Raises Fiscal Year 2013 Guidance

San Diego -- (BUSINESS WIRE) - July 23, 2013 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the second quarter of 2013.

Second quarter 2013 results:

•	Revenue of $346 million, a 23% increase compared to $281 million in the second quarter of 2012

•	GAAP net income for the quarter of $36 million, or $0.26 per diluted share, compared to $23 million, or $0.18 per diluted share, for the second quarter of 2012

•
Non-GAAP net income for the quarter of $60 million, or $0.43 per diluted share, compared to $53 million, or $0.40 per diluted share, for the second quarter of 2012 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $89 million and free cash flow of $77 million for the quarter

Gross margin in the second quarter of 2013 was 64.6% compared to 68.8% in the prior year period. Excluding the effect of non-cash charges associated with stock compensation, amortization of acquired intangible assets, and legal contingencies, non-GAAP gross margin was 69.5% for the second quarter of 2013 compared to 70.9% in the prior year period.

Research and development (R&D) expenses for the second quarter of 2013 were $67.6 million compared to $71.2 million in the second quarter of 2012. R&D expenses included $9.0 million and $7.7 million of non-cash stock compensation expense in the second quarters of 2013 and 2012, respectively. Excluding these charges, contingent compensation, and impairment of in-process R&D, R&D expenses as a percentage of revenue were 17.0% compared to 14.7% in the prior year period.

Selling, general and administrative (SG&A) expenses for the second quarter of 2013 were $88.7 million compared to $68.5 million for the second quarter of 2012. SG&A expenses included $13.9 million and $14.3 million of non-cash stock compensation expense in the second quarters of 2013 and 2012, respectively. Excluding these charges, contingent compensation, and amortization of acquired intangible assets, SG&A expenses as a percentage of revenue were 20.3% compared to 19.4% in the prior year period.

Depreciation and amortization expenses were $23.3 million and capital expenditures were $11.5 million during the second quarter of 2013. The Company ended the second quarter of 2013 with $1.13 billion in cash, cash equivalents and short-term investments, compared to $1.35 billion as of December 30, 2012.

“We are very pleased with our operational execution for the first half of 2013 and the resulting record financial performance,” said Illumina’s President and Chief Executive Officer Jay Flatley. “Our business demonstrated strong trends globally and our 2013 strategic initiatives for robust long-term growth are progressing as planned. As a result we are raising our expectations for 2013 financial performance.”

Updates since our last earnings release:

•
Launched the full commercial availability of BaseSpace® Apps, which includes an e-commerce system that allows customers to quickly and easily purchase Illumina and third-party bioinformatics applications

•	Applied the CE mark to the MiSeqDx™ Cystic Fibrosis System

•	Published clinical laboratory performance data for the verifi® prenatal test

•	Announced an agreement with Teva Pharmaceutical Industries and the MOR Institute for Medical Data to commercialize the verifi® prenatal test in Israel

•	Launched Phasing Analysis Service for Human Whole-Genome Sequencing empowering gene mapping studies which provide a more comprehensive view of genomic variation

•	Announced that HistoGenetics, a leader in high-resolution sequencing-based human leukocyte antigen (HLA) testing services, selected the MiSeq system for use in its CLIA laboratory

•	Acquired Advanced Liquid Logic, a leading provider of liquid handling solutions

•	Announced collaborations with leading providers of liquid handling robotic platforms to develop automation methods for TruSeq® and Nextera® Sample Preparation kits

•	Repurchased $25 million of common stock under our previously announced share repurchase program

•	Retired 3 million warrants for $125 million on July 18, 2013

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and Non-GAAP financial measures.

For fiscal 2013 the Company is projecting approximately 20% revenue growth and non-GAAP earnings per fully diluted share of $1.68 to $1.72, including the impact of the Verinata and Advanced Liquid Logic acquisitions. These projections assume full year non-GAAP gross margin of approximately 69.5%, a pro forma tax rate of approximately 30% and stock compensation expense of approximately $105 million. Full-year weighted average diluted shares outstanding, for the measurement of pro forma amounts, is expected to be approximately 138 million shares assuming the current stock price.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, July 23, 2013. Interested parties may listen to the call by dialing 888.680.0879 (passcode: 22024538), or if outside North America by dialing 1.617.213.4856 (passcode: 22024538). Individuals may access the live teleconference in the Investor Relations section of Illumina's web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 4:00 pm Pacific Time (7:00 pm Eastern Time) on July 23, 2013 through July 30, 2013 by dialing 888.286.8010 (passcode: 66585327), or if outside North America by dialing 1.617.213.4856 (passcode: 66585327).

Statement regarding use of non-GAAP financial measures

The Company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company's financial measures under GAAP include substantial charges related to stock compensation expense, legal contingencies, amortization expense related to acquired intangible assets, non-cash interest expense associated with the company's convertible debt instruments that may be settled in cash, costs related to the unsolicited tender offer for the company's stock, acquisition related expense, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Per share amounts also include the double dilution associated with the accounting treatment of the Company's 0.625% convertible senior notes outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these items and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company's past and future operating performance.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, array, PCR, and consumables technologies and to deploy new products and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (iv) challenges inherent in developing, manufacturing, and launching new products and services; and (v) our ability to maintain our revenue and profitability during periods of research funding reduction or uncertainty and adverse economic and business conditions, including as a result of slowing economic growth in the United States or worldwide, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Illumina

Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA, and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its applications, paving the way for molecular medicine and ultimately transforming healthcare.

# # #

Illumina, Inc.
Investors:
Rebecca Chambers
858.255.5243
rchambers@illumina.com
or
Media:
Jennifer Temple
858.882.6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2013	December 30, 2012
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$783,611	$433,981
Short-term investments	345,852	916,223
Accounts receivable, net	207,413	214,975
Inventory	168,070	158,718
Deferred tax assets, current portion	84,887	30,451
Prepaid expenses and other current assets	56,558	32,700
Total current assets	1,646,391	1,787,048
Property and equipment, net	187,362	166,167
Goodwill	596,588	369,327
Intangible assets, net	304,469	130,196
Deferred tax assets, long-term portion	9,715	40,183
Other assets	78,677	73,164
Total assets	$2,823,202	$2,566,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$67,648	$65,727
Accrued liabilities	198,788	201,877
Accrued legal contingencies	122,713	—
Long-term debt, current portion	29,731	36,967
Total current liabilities	418,880	304,571
Long-term debt	822,169	805,406
Other long-term liabilities	192,167	134,369
Conversion option subject to cash settlement	1,394	3,158
Stockholders’ equity	1,388,592	1,318,581
Total liabilities and stockholders’ equity	$2,823,202	$2,566,085

Illumina, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Revenue:
Product revenue	$313,497	$258,839	$609,667	$514,475
Service and other revenue	32,597	21,768	67,385	38,902
Total revenue	346,094	280,607	677,052	553,377
Cost of Revenue:
Cost of product revenue (a)	98,150	74,911	188,128	155,062
Cost of service and other revenue (a)	15,951	9,656	31,089	18,221
Amortization of acquired intangible assets	8,584	3,043	15,134	6,086
Total cost of revenue	122,685	87,610	234,351	179,369
Gross profit	223,409	192,997	442,701	374,008
Operating Expenses:
Research and development (a)	67,608	71,223	129,058	120,062
Selling, general and administrative (a)	88,700	68,516	173,774	136,485
Legal contingencies	9,516	—	115,369	—
Acquisition related (gain) expense, net	(5,725)	1,080	(1,904)	2,817
Unsolicited tender offer related expense	4,811	6,694	12,295	14,786
Headquarter relocation	(1,507)	1,830	(750)	3,970
Restructuring	—	674	—	3,296
Total operating expenses	163,403	150,017	427,842	281,416
Income from operations	60,006	42,980	14,859	92,592
Other expense, net	(10,646)	(8,193)	(13,061)	(17,532)
Income before income taxes	49,360	34,787	1,798	75,060
Provision for (benefit from) income taxes	13,483	11,386	(11,492)	25,457
Net income	$35,877	$23,401	$13,290	$49,603
Net income per basic share	$0.29	$0.19	$0.11	$0.40
Net income per diluted share	$0.26	$0.18	$0.10	$0.37
Shares used in calculating basic net income per share	124,362	123,214	124,065	122,928
Shares used in calculating diluted net income per share	139,377	133,011	137,645	133,435

(a) Includes total stock-based compensation expense for stock-based awards:
	Three Months Ended		Six Months Ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Cost of product revenue	$1,444	$1,844	$2,886	$3,656
Cost of service and other revenue	157	168	311	185
Research and development	8,954	7,687	16,960	15,114
Selling, general and administrative	13,897	14,348	28,514	28,121
Stock-based compensation expense before taxes	$24,452	$24,047	$48,671	$47,076

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Net cash provided by operating activities	$88,606	$96,329	$176,446	$161,769
Net cash provided by (used in) investing activities	247,477	(9,648)	182,456	(151,518)
Net cash provided by (used in) financing activities	5,784	(30,264)	(7,222)	3,352
Effect of exchange rate changes on cash and cash equivalents	(1,338)	(199)	(2,050)	(169)
Net increase in cash and cash equivalents	340,529	56,218	349,630	13,434
Cash and cash equivalents, beginning of period	443,082	260,194	433,981	302,978
Cash and cash equivalents, end of period	$783,611	$316,412	$783,611	$316,412

Calculation of free cash flow (a):
Net cash provided by operating activities	$88,606	$96,329	$176,446	$161,769
Purchases of property and equipment	(11,534)	(20,946)	(32,975)	(34,030)
Free cash flow	$77,072	$75,383	$143,471	$127,739

________________________________________________________________________________________________________________

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In thousands, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Six Months Ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
GAAP net income per share - diluted	$0.26	$0.18	$0.10	$0.37
Pro forma impact of weighted average shares (a)	—	—	0.01	0.03
Adjustments to net income:
Legal contingencies (b)	0.12	0.01	0.90	0.02
Amortization of acquired intangible assets	0.08	0.02	0.14	0.05
Non-cash interest expense (c)	0.07	0.07	0.13	0.13
Acquisition related (gain) expense, net (d)	(0.04)	0.01	(0.01)	0.02
Unsolicited tender offer related expense	0.03	0.05	0.09	0.11
Contingent compensation expense (e)	0.02	—	0.04	0.02
Headquarter relocation (f)	(0.01)	0.01	(0.01)	0.03
Loss on extinguishment of debt	—	—	—	—
Cost-method investment related gain	—	—	(0.04)	—
Amortization of inventory revaluation costs (g)	—	—	—	—
Impairment of in-process research and development	—	0.16	—	0.16
Restructuring	—	0.01	—	0.02
Incremental non-GAAP tax expense (h)	(0.10)	(0.12)	(0.45)	(0.20)
Non-GAAP net income per share - diluted (i)	$0.43	$0.40	$0.90	$0.76
Shares used in calculating non-GAAP diluted net income per share	138,313	132,086	136,581	132,477

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:
GAAP net income	$35,877	$23,401	$13,290	$49,603
Legal contingencies (b)	16,559	797	123,481	3,020
Amortization of acquired intangible assets	10,805	3,195	18,936	6,390
Non-cash interest expense (c)	9,066	8,743	18,118	17,385
Acquisition related (gain) expense, net (d)	(5,725)	1,080	(1,904)	2,817
Unsolicited tender offer related expense	4,811	6,694	12,295	14,786
Contingent compensation expense (e)	2,262	216	5,680	3,308
Headquarter relocation (f)	(1,507)	1,830	(750)	3,970
Loss on extinguishment of debt	511	—	511	—
Cost-method investment related gain	—	—	(6,113)	—
Amortization of inventory revaluation costs (g)	—	—	458	—
Impairment of in-process research and development	—	21,438	—	21,438
Restructuring	—	674	—	3,296
Incremental non-GAAP tax expense (h)	(12,965)	(15,495)	(61,689)	(25,888)
Non-GAAP net income (i)	$59,694	$52,573	$122,313	$100,125

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:
Weighted average shares used in calculation of GAAP diluted net income per share	139,377	133,011	137,645	133,435
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes (a)	(1,064)	(925)	(1,064)	(958)
Weighted average shares used in calculation of non-GAAP diluted net income per share	138,313	132,086	136,581	132,477
______________________________________________________________________________________________________

(a) Pro forma impact of weighted average shares includes the impact of double dilution associated with the accounting treatment of the Company’s outstanding convertible debt and the corresponding call option overlay.

(b) Legal contingencies during the current year primarily represent charges recorded based on an amended judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix's claims are without merit and are not supported by the law or facts. Accordingly, Illumina filed its post-trial motion on July 17, 2013 asking the court to vacate the amended judgment and to enter judgment in our favor or, alternatively, to grant a new trial. If the post-trial motion is unsuccessful, the Company plans to file an appeal challenging the adverse verdict.

(c) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(d) Acquisition related (gain) expense, net in Q2 2013 and first half of 2013 includes net changes in fair value of contingent consideration and transaction costs of $3.4 million recorded in Q1 2013. Acquisition related (gain) expense, net in Q2 2012 and first half of 2012 consisted of changes in fair value of contingent consideration.

(e) Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

(f) Headquarter relocation for the first half of 2013 consisted of a Q2 gain on lease exit liability as a result of the Company entering into a sublease at a more favorable rate than previously estimated, partially offset by accretion of interest expense on such lease exit liability recorded in the period. Headquarter relocation expense in Q2 2012 and first half of 2012 consisted primarily of the accretion of interest expense on lease exit liability, double rent expense during the transition to the new headquarters, and moving costs.

(g) The Company recorded $0.5 million in cost of goods sold in Q1 2013 for the amortization of inventory revaluation costs in conjunction with the acquisition of Verinata Health, Inc.

(h) Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP adjustments listed above.

(i) Non-GAAP net income per share and net income exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income per share and net income are key drivers of the Company’s core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in thousands)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Six Months Ended
	June 30, 2013		July 1, 2012		June 30, 2013		July 1, 2012
GAAP gross profit	$223,409	64.6%	$192,997	68.8%	$442,701	65.4%	$374,008	67.6%
Stock-based compensation expense	1,601	0.5%	2,012	0.7%	3,197	0.5%	3,841	0.7%
Amortization of acquired intangible assets	8,584	2.4%	3,043	1.1%	15,134	2.2%	6,086	1.1%
Legal contingencies (a)	7,043	2.0%	797	0.3%	8,112	1.2%	3,020	0.5%
Amortization of inventory revaluation costs (b)	—	—	—	—	458	0.1%	—	—
Non-GAAP gross profit	$240,637	69.5%	$198,849	70.9%	$469,602	69.4%	$386,955	69.9%

Research and development expense	$67,608	19.5%	$71,223	25.4%	$129,058	19.1%	$120,062	21.7%
Stock-based compensation expense	(8,954)	(2.5)%	(7,687)	(2.7)%	(16,960)	(2.5)%	(15,114)	(2.7)%
Contingent compensation gain (expense) (c)	164	—	(732)	(0.4)%	(325)	(0.1)%	(1,464)	(0.3)%
Impairment of in-process research and development	—	—	(21,438)	(7.6)%	—	—	(21,438)	(3.9)%
Non-GAAP research and development expense	$58,818	17.0%	$41,366	14.7%	$111,773	16.5%	$82,046	14.8%

Selling, general and administrative expense	$88,700	25.6%	$68,516	24.4%	$173,774	25.7%	$136,485	24.7%
Stock-based compensation expense	(13,897)	(4.0)%	(14,348)	(5.1)%	(28,514)	(4.2)%	(28,121)	(5.1)%
Contingent compensation (expense) gain (c)	(2,426)	(0.7)%	516	0.2%	(5,355)	(0.8)%	(1,844)	(0.3)%
Amortization of acquired intangible assets	(2,221)	(0.6)%	(152)	(0.1)%	(3,802)	(0.6)%	(304)	(0.1)%
Non-GAAP selling, general and administrative expense	$70,156	20.3%	$54,532	19.4%	$136,103	20.1%	$106,216	19.2%

GAAP operating profit	$60,006	17.3%	$42,980	15.3%	$14,859	2.2%	$92,592	16.7%
Stock-based compensation expense	24,452	7.1%	24,047	8.6%	48,671	7.2%	47,076	8.5%
Legal contingencies (a)	16,559	4.8%	797	0.3%	123,481	18.2%	3,020	0.5%
Amortization of acquired intangible assets	10,805	3.1%	3,195	1.1%	18,936	2.8%	6,390	1.2%
Unsolicited tender offer related expense	4,811	1.4%	6,694	2.4%	12,295	1.8%	14,786	2.7%
Acquisition related (gain) expense, net (d)	(5,725)	(1.7)%	1,080	0.4%	(1,904)	(0.3)%	2,817	0.5%
Contingent compensation expense (c)	2,262	0.7%	216	0.1%	5,680	0.8%	3,308	0.6%
Headquarter relocation (e)	(1,507)	(0.4)%	1,830	0.7%	(750)	(0.1)%	3,970	0.7%
Amortization of inventory revaluation costs (b)	—	—	—	—	458	0.1%	—	—
Impairment of in-process research and development	—	—	21,438	7.6%	—	—	21,438	3.9%
Restructuring	—	—	674	0.2%	—	—	3,296	0.6%
Non-GAAP operating profit (f)	$111,663	32.3%	$102,951	36.7%	$221,726	32.7%	$198,693	35.9%

GAAP other expense, net	$(10,646)	(3.1)%	$(8,193)	(2.9)%	$(13,061)	(1.9)%	$(17,532)	(3.2)%
Non-cash interest expense (g)	9,066	2.6%	8,743	3.1%	18,118	2.7%	17,385	3.2%
Loss on extinguishment of debt	511	0.2%	—	—	511	0.1%	—	—
Cost-method investment related gain	—	—	—	—	(6,113)	(1.0)%	—	—
Non-GAAP other (expense) income, net (f)	$(1,069)	(0.3)%	$550	0.2%	$(545)	(0.1)%	$(147)	—
_______________________________________________________________________________________________________

(a) Legal contingencies during the current year primarily represent charges recorded based on an amended judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix's claims are without merit and are not supported by the law or facts. Accordingly, Illumina filed its post-trial motion on July 17, 2013 asking the court to vacate the amended judgment and to enter judgment in our favor or, alternatively, to grant a new trial. If the post-trial motion is unsuccessful, the Company plans to file an appeal challenging the adverse verdict.

(b) The Company recorded $0.5 million in cost of goods sold in Q1 2013 for the amortization of inventory revaluation costs in conjunction with the acquisition of Verinata Health, Inc.

(c) Contingent compensation (gain) expense relates to contingent payments for post-combination services associated with acquisitions.

(d) Acquisition related (gain) expense, net in Q2 2013 and first half of 2013 includes changes in fair value of contingent consideration and transaction costs of $3.4 million recorded in Q1 2013. Acquisition related (gain) expense, net in Q2 2012 and first half of 2012 consisted of changes in fair value of contingent consideration.

(e) Headquarter relocation for the first half of 2013 consisted of a Q2 gain on lease exit liability as a result of the Company entering into a sublease at a more favorable rate than previously estimated, partially offset by accretion of interest expense on such lease exit liability recorded in the period. Headquarter relocation expense in Q2 2012 and first half of 2012 consisted primarily of the accretion of interest expense on lease exit liability, double rent expense during the transition to the new headquarters, and moving costs.

(f) Non-GAAP operating profit, and non-GAAP other (expense) income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future core operating performance. Non-GAAP gross profit, included within the non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of the Company’s products and services.

(g) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 30, 2012, and the Company’s Form 10-Q for the fiscal quarter ended March 30, 2013. The Company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2013
Gross margin
Non-GAAP gross margin	69.5%
Stock-based compensation expense	(0.5)%
Legal contingencies (a)	(1.4)%
Amortization of acquired intangible assets	(2.3)%
GAAP gross margin	65.3%

Diluted net income per share
Non-GAAP diluted net income per share	$1.68 - $1.72
Legal contingencies (a)	(0.61)
Amortization of acquired intangible assets	(0.19)
Non-cash interest expense (b)	(0.16)
Unsolicited tender offer related expense	(0.08)
Contingent compensation expense (c)	(0.06)
Cost-method investment related gain	0.04
Acquisition related expense, net (d)	(0.02)
GAAP diluted net income per share	$0.60 - $0.64
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(a) Legal contingencies primarily represent charges recorded based on an amended judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix's claims are without merit and are not supported by the law or facts. Accordingly, Illumina filed its post-trial motion on July 17, 2013 asking the court to vacate the amended judgment and to enter judgment in our favor or, alternatively, to grant a new trial. If the post-trial motion is unsuccessful, the Company plans to file an appeal challenging the adverse verdict.

(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(c) Contingent compensation expense represents contingent consideration for post-combination services associated with acquisitions.

(d) Acquisition related expense, net includes net changes in fair value of contingent consideration and transaction costs.